UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 24, 2021

ARKO Corp.

(Exact Name of registrant as specified in its charter)

Delaware	001-39828	85-2784337
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

8565 Magellan Parkway

Suite 400

Richmond, Virginia 23227-1150

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (804) 730-1568

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	ARKO	The Nasdaq Stock Market LLC
Warrants, each warrant exercisable for one share of Common Stock at an exercise price of $11.50	ARKOW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement

On May 24, 2021 (the “Effective Date”), GPM Investments, LLC, a Delaware limited liability company, a subsidiary of ARKO Corp., a Delaware corporation (the “Company”), entered into a Master Supply Agreement (the “Supply Agreement”) with Core-Mark International, Inc. (“Core-Mark”), which is the Company’s primary grocer serving almost all of the Company’s locations. Pursuant to the Supply Agreement, Core-Mark, a national wholesaler, has agreed to sell and deliver a variety of products to the Company, on a non-exclusive basis, for further resale in the Company’s stores. The products covered by the Supply Agreement include a variety of grocery and other items. The term of the Supply Agreement is thirty-two (32) months with up to two additional 12-month renewal periods.

In addition to the product supply and delivery services, Core-Mark has also agreed under the Supply Agreement to provide: (a) transition services to facilitate the transfer of services from previous wholesalers, which includes purchasing and transferring proprietary items from previous wholesalers; (b) software products related to store and product maintenance; (c) store reset services; (d) dedicated account managers; and (e) support services for the Company’s shipping imports and specialty products program.

The Supply Agreement includes customary representations and warranties, covenants, and indemnities, as well as customary arrangements with respect to rebates, incentives and store transition credits.

The foregoing description of the Supply Agreement is only a summary and is qualified in its entirety by reference to the full text of the Supply Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference in this Item 1.01.

Item 1.02.	Termination of a Material Definitive Agreement

On the Effective Date, the Supply Agreement superseded and replaced the following four agreements entered into between Core-Mark and various Company subsidiaries: (i) that certain Primary Supplier Distribution Agreement effective January 1, 2016 between GPM Investments, LLC and certain of its subsidiaries and Core-Mark, as amended; (ii) that certain Primary Supplier Distribution Agreement effective January 1, 2016 between WOC Southeast Holding Corp. and Core-Mark, as amended; (iii) that certain Master Distribution Agreement effective October 1, 2016 between Admiral Petroleum Company and Core-Mark, as amended; and (iv) that certain Primary Supplier Distribution Agreement effective February 1, 2019 between Mountain Empire Oil Company and Core-Mark (collectively, the “Prior Agreements”). Together, the Prior Agreements provided for substantially the same products and services covered by the Supply Agreement. Pursuant to the Supply Agreement, all payment obligations of the Company to pay for goods under the Prior Agreements prior to the Effective Date, and all outstanding payment obligations of Core-Mark for rebates, incentives, refunds, and all other amounts due to the Company under the Prior Agreements prior to the Effective Date will survive, and such payments will be made when such payments would have been due as if the Prior Agreements had not terminated on the Effective Date.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit Number	Description

10.1*	Master Supply Agreement, dated as of May 24, 2021, by and between GPM Investments, LLC and Core-Mark International, Inc

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

Pursuant to Item 601(b)(10)(iv) of Regulation S-K, portions of this exhibit have been omitted because the Company customarily and actually treats the omitted portions as private or confidential, and such portions are not material and would likely cause competitive harm to the Company if publicly disclosed. The Company will supplementally provide a copy of an unredacted copy of this exhibit to the U.S. Securities and Exchange Commission or its staff upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARKO CORP.

By:	/s/ Arie Kotler
Name:	Arie Kotler
Title:	Chairman, President and Chief Executive Officer

Date: May 27, 2021